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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                        DATE OF REPORT - January 31, 2003
                       (Date of earliest event reported)


                          HONEYWELL INTERNATIONAL INC.
             (Exact name of Registrant as specified in its Charter)

              DELAWARE                              1-8974                            22-2640650
  (State or other jurisdiction of          (Commission File Number)        (I.R.S. Employer Identification
           incorporation)                                                               Number)




101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY         07962-2497
(Address of principal executive offices)                         (Zip Code)

      Registrant's telephone number, including area code: (973) 455-2000




================================================================================

ITEM 9. REGULATION FD DISCLOSURE

EARNINGS RELEASE.

       On January 31, 2003 Honeywell International Inc. announced 2002 earnings.
..
       Honeywell International Inc. issued the following press release on January 31, 2003:

 HONEYWELL'S 2002 ONGOING EARNINGS PER SHARE ARE $2.00; REPORTED LOSS PER SHARE
  IS $0.27; REVENUES ARE $22.3 BILLION; FREE CASH FLOW IS A RECORD $2.0 BILLION

               2002 FOURTH-QUARTER ONGOING EARNINGS PER SHARE ARE
                                     $0.50;
                        REPORTED LOSS PER SHARE IS $1.78,
                  REFLECTING AFTER-TAX CHARGE OF $1.9 BILLION;
            REVENUES ARE $5.9 BILLION; FREE CASH FLOW IS $546 MILLION

      COMPANY EXPECTS 2003 EARNINGS PER SHARE TO RANGE FROM $1.60 TO $1.70,
       INCLUDING YEAR-OVER-YEAR NEGATIVE IMPACT OF $0.36 PER SHARE DUE TO PENSION EXPENSE; COMPANY SEES CONTINUED STRONG CASH GENERATION IN 2003


         MORRIS TOWNSHIP, N.J., January 31, 2003 -- Honeywell (NYSE: HON) today announced that 2002 ongoing earnings per share were $2.00, in line with the company's previous guidance. Ongoing earnings per share for 2001 were $2.05. Reported loss per share in 2002 was $0.27, compared with a reported loss per share of $0.12 in 2001. Reported results from both years include the effects of charges and divestitures of non-strategic businesses.

         "This past year was a challenging one," said Honeywell Chairman and CEO Dave Cote. "Despite the difficult economic environment, our aggressive cost actions and productivity initiatives enabled us to generate record free cash flow and hold ongoing earnings essentially flat on 6% lower revenues. Further, we took decisive action throughout the year to ensure a firm foundation for growth and performance in all of our businesses."

                            2002 Full-Year Highlights

         Full-year revenues were $22.3 billion, down 6% from $23.7 billion in 2001 as a result of declines primarily in the company's commercial aerospace units as well as the divestiture of its Commercial Vehicle Braking Systems business. Revenues increased in the Defense & Space, Security & Fire Solutions, Turbochargers and Electronic Materials units. Segment profit margins were 11.3%, down from 11.6% in 2001.

         In 2002, Honeywell generated a record $2.0 billion in free cash flow, up 40% from $1.4 billion a year ago. The company delivered $1.2 billion in cost productivity.

                     2002 Fourth-Quarter Results and Actions

         Revenues in the fourth quarter were $5.9 billion, flat versus the same period in 2001. Ongoing earnings per share were $0.50, compared with of $0.55 in the fourth quarter of 2001. Segment profit margins were 10.7%, compared with 12.2% in 2001. Fourth-quarter results reflect the increase in research and development expenditures in the company's Aerospace business as well as the impact of lower pension income and continued declines in commercial aerospace original equipment. Free cash flow in the quarter was $546 million, compared with $626 million in the previous year's quarter.

         In the quarter, Honeywell undertook a number of actions to improve its cost structure and address the economic realities of the marketplace. This resulted in the company taking an after-tax charge of about $1.9 billion, or $2.28 per share, to cover costs associated with the potential resolution of asbestos-related claims; asset write-downs in its Specialty Materials, Friction Materials and Automation & Control Solutions businesses; and repositioning and other actions. The charge was net of a gain of $18 million, or $0.02 per share, on the sale of Honeywell's Advanced Circuits business. The reported per-share loss for the fourth quarter was $1.78, compared with reported earnings per share of $0.14 in 2001's fourth quarter.

                                  2003 Outlook

         Honeywell expects its 2003 earnings per share to range from $1.60 to $1.70, reflecting the year-over-year negative impact of $0.36 per share due to pension expense. The company expects revenues of about $22.2 billion in 2003, flat compared with 2002, and sees continued strong cash generation and cost productivity.

         Honeywell plans to provide more details about 2002 results and expectations for 2003 at an investor meeting beginning at 10am ET today; a webcast of the investor meeting, as well as related presentation materials, will be available at www.honeywell.com/investor.


         Honeywell is a diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; turbochargers; automotive products; specialty chemicals; fibers; and electronic and advanced materials. Based in Morris Township, N.J., Honeywell is one of 30 stocks that make up the Dow Jones Industrial Average and is a component of the Standard & Poor's 500 Index. Its shares are traded on the New York Stock Exchange under the symbol HON, as well as on the London, Chicago and Pacific Stock Exchanges. For more information about Honeywell, visit www.honeywell.com.



         This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts as further described in our filings under the Securities Exchange Act.

                                  Honeywell International Inc.
                        Consolidated Statement of Operations (Unaudited)
                             (In millions except per share amounts)


                                                                            Three Months Ended December 31
                                                                            ------------------------------
                                                                           2002                        2001(F)
                                                              ------------------------------   ----------------------------
                                                                 Reported       Adjusted(C)     Reported       Adjusted(E)
                                                              -------------    -------------   ----------      -----------
Net sales                                                     $ 5,855           $ 5,855          $ 5,853           $ 5,853
                                                              --------          -------          -------           -------
Costs, expenses and other
    Cost of goods sold                                          4,875 (A)         4,487            5,021 (D)         4,481
    Selling, general and administrative expenses                  782 (A)           741              656               656
    Loss on sale of non-strategic businesses                       83 (B)           -                -                 -
    Asbestos related litigation charges, net of insurance       1,548 (A)           -                -                 -
    Business impairment charges                                   834 (A)           -                -                 -
    Equity in (income) loss of affiliated companies               (25)              (25)             (12)              (12)
    Other (income) expense                                         22 (A)             7                1                 1
    Interest and other financial charges                           83                83               92                92
                                                              --------          -------          -------           -------
                                                                8,202             5,293            5,758             5,218
                                                              --------          -------          -------           -------
Income (loss) before taxes                                     (2,347)              562               95               635
Tax expense (benefit)                                            (880)              150              (23)              188
                                                              --------          -------          -------           -------
Net income (loss)                                             $(1,467)            $ 412            $ 118             $ 447
                                                               =======          =======          =======           =======
Earnings (loss) per share of common stock-basic               $ (1.78)           $ 0.50           $ 0.14            $ 0.55
                                                               =======          =======          =======           =======
Earnings (loss) per share of common stock -
     assuming dilution                                        $ (1.78)(G)        $ 0.50           $ 0.14            $ 0.55
                                                              ========          =======          =======           =======
Weighted average number of shares outstanding-basic               824               824              815               815
                                                              ========          =======          =======           =======
Weighted average number of shares outstanding -
     assuming dilution                                            824 (G)           824              818               818
                                                              ========          =======          =======           =======


(A) Cost of goods sold, selling, general and administrative expenses and other (income) expense include provisions of $388, $41 and $15 million, respectively, for net repositioning and other charges. Including the asbestos litigation and business impairment charges, total net pretax charges were $2,826 million (after-tax $1,897 million, or $2.30 per share).

(B) Represents the pretax loss on the sale of our Advanced Circuits business (after-tax gain $18 million, or $0.02 per share). The after-tax gain is due to the higher deductible tax basis than book basis in the shares sold.

(C)  Excludes the impact from items in (A) and (B) above.

(D) Cost of goods sold includes a provision of $440 million for the settlement of patent infringement, antitrust and other claims by Litton Industries and a $100 million charge for the write-off of investments related to a regional jet engine contract cancellation. Total pretax charges were $540 million (after-tax $329 million, or $0.40 per share).

(E)  Excludes the impact from items in (D) above.

(F) Cost of goods sold includes amortization of goodwill and indefinite-lived intangible assets of $51 million (after-tax $49 million, or $0.06 per share). Such amortization is excluded from the 2002 results, in conformity with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No.
     142), effective for Honeywell as of January 1, 2002.

(G) Dilutive securities issuable in connection with stock plans have been excluded from the calculation of reported loss per share because their effect would reduce the loss per share.

                          Honeywell International Inc.
                Consolidated Statement of Operations (Unaudited)
                     (In millions except per share amounts)

                                                                               Twelve Months Ended December 31
                                                                               -------------------------------
                                                                              2002                         2001(F)
                                                                -------------------------------    -------------------------
                                                                  Reported          Adjusted(C)    Reported       Adjusted(E)
                                                               ----------------   ------------     ---------      ----------
Net sales                                                              $22,274        $22,274       $23,652        $23,652
                                                                      --------        -------       -------        -------
Costs, expenses and other
    Cost of goods sold                                                  17,615 (A)     17,054        20,125 (D)      17,991
    Selling, general and administrative expenses                         2,757 (A)      2,712         3,064 (D)       2,913
    Loss on sale of non-strategic businesses                               124 (B)       -             -              -
    Asbestos related litigation charges, net of insurance                1,548 (A)       -              159 (D)       -
    Business impairment charges                                            877 (A)       -              145 (D)       -
    Equity in (income) loss of affiliated companies                        (42)(A)        (55)          193 (D)          (7)
    Other (income) expense                                                  (4)(A)        (19)          (17)(D)         (22)
    Interest and other financial charges                                   344            344           405             405
                                                                      --------        -------       -------        --------
                                                                        23,219         20,036        24,074          21,280
                                                                      --------        -------       -------        --------

Income (loss) before taxes                                                (945)         2,238          (422)          2,372
Tax expense (benefit)                                                     (725)           594          (323)            700
                                                                      --------        -------       -------        --------

Net income (loss)                                                       $ (220)        $1,644         $ (99)        $ 1,672
                                                                      ========        =======       =======        ========

Earnings (loss) per share of common stock-basic                         $(0.27)        $ 2.00        $(0.12)         $ 2.06
                                                                      ========        =======       =======        ========

Earnings (loss) per share of common stock -
     assuming dilution                                                  $(0.27)(G)     $ 2.00        $(0.12)(G)      $ 2.05
                                                                      ========        =======       =======        ========

Weighted average number of shares outstanding-basic                        820            820           812             812
                                                                      ========        =======       =======        ========

Weighted average number of shares outstanding -
     assuming dilution                                                     820 (G)        823           812 (G)         817
                                                                      ========        =======       =======        ========


(A) Cost of goods sold, selling, general and administrative expenses, equity in (income) loss of affiliated companies and other (income) expense include provisions of $561, $45, $13 and $15 million, respectively, for net repositioning and other charges. Including the asbestos litigation and business impairment charges, total net pretax charges were $3,059 million (after-tax $2,059 million, or $2.51 per share).

(B) Represents the net pretax loss on the dispositions of our Bendix Commercial Vehicle Systems, Pharmaceutical Fine Chemicals, Automation and Control's Consumer Products and Advanced Circuits businesses (after-tax gain $195 million, or $0.24 per share). The after-tax gain is due to the higher deductible tax basis than book basis in the shares sold for the Fine Chemicals, Consumer Products and Advanced Circuits businesses.

(C)   Excludes the impact from items in (A) and (B) above.

(D) Cost of goods sold, selling, general and administrative expenses, equity in (income) loss of affiliated companies and other (income) expense include provisions of $2,134, $151, $200 and $5 million, respectively, for net repositioning and other charges. Including the asbestos litigation and business impairment charges, total net pretax charges were $2,794 million (after-tax $1,771 million, or $2.18 per share).

(E)   Excludes the impact from items in (D) above.

(F) Cost of goods sold includes amortization of goodwill and indefinite-lived intangible assets of $204 million (after-tax $196 million, or $0.24 per share). Such amortization is excluded from the 2002 results, in conformity with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No.
      142), effective for Honeywell as of January 1, 2002.

(G) Dilutive securities issuable in connection with stock plans have been excluded from the calculation of reported loss per share because their effect would reduce the loss per share.

                          Honeywell International Inc.
                            Segment Data (Unaudited)
                              (Dollars in Millions)


Net Sales                                                                 Periods Ended December 31
---------                                                                 -------------------------
                                                              Three Months                          Twelve Months
                                                      -----------------------------        ---------------------------
                                                         2002                 2001           2002               2001
                                                       -------              -------         -------            -------
Aerospace                                              $ 2,356              $ 2,338         $ 8,855            $ 9,653

Automation and Control Solutions                         1,884                1,876           6,978              7,185

Specialty Materials                                        780                  750           3,205              3,313

Transportation and Power Systems                           835                  880           3,184              3,457

Corporate                                                  -                      9              52                 44
                                                       -------              -------         -------            -------
     Total                                             $ 5,855              $ 5,853         $22,274            $23,652
                                                       =======              =======         =======            =======

Segment Profit                                                          Periods Ended December 31
--------------                                                          -------------------------
                                                               Three Months                       Twelve Months
                                                        ---------------------------         --------------------------
                                                          2002               2001(A)          2002            2001(A)
                                                       -------              -------         -------            -------
Aerospace                                              $   349                $ 393         $ 1,358            $ 1,741

Automation and Control Solutions                           230                  253             890                819

Specialty Materials                                          5                   (5)             57                 52

Transportation and Power Systems                            88                  111             357                289

Corporate                                                  (45)                 (36)           (154)              (153)
                                                       -------              -------         -------            -------
     Total Segment Profit                                  627                  716           2,508              2,748
(Loss) on sale of non-strategic businesses                 (83)                 -              (124)               -
Asbestos related litigation charges, net
  of insurance                                          (1,548)                 -            (1,548)              (159)
Business impairment charges                               (834)                 -              (877)              (145)
Repositioning and other charges                           (444)                (540)           (634)            (2,490)
Equity in income (loss) of affiliated companies             25                   12              55                  7
Other income (expense)                                      (7)                  (1)             19                 22
Interest and other financial charges                       (83)                 (92)           (344)              (405)
                                                       -------              -------         -------            -------
     Income (loss) before taxes                        $(2,347)               $  95          $ (945)            $ (422)
                                                       =======              =======         =======            =======


(A) Includes pretax amortization of goodwill and indefinite-lived intangible assets of $51 and $204 million, for three and twelve months of 2001, respectively (Aerospace-$15 and $60 million, Automation and Control Solutions-$23 and $92 million, Specialty Materials-$8 and $32 million and Transportation and Power Systems-$5 and $20 million, respectively). Such amortization is excluded from the 2002 results, in conformity with SFAS No. 142.

                          Honeywell International Inc.
    Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
                              (Dollars in Millions)


                                                                          Periods Ended December 31
                                                                          -------------------------
                                                              Three Months                         Twelve Months
                                                      ------------------------------         ---------------------------
                                                            2002               2001                2002           2001
                                                          -------           -------              -------         -------
Cash provided by operating activities                       $ 754             $ 639               $2,380         $1,996

Litton settlement payment, net of tax refund
    of $58 in 2002                                            -                 220                  162            220

Net taxes paid on sales of businesses                         -                  30                  -               42
                                                          -------           -------              -------         -------
Adjusted cash provided by operating activities                754               889                2,542          2,258

Expenditures for property, plant and
    equipment                                                (227)             (264)                (671)          (876)

Proceeds from disposals of property, plant and
    equipment                                                  19                 1                   41             46

Decrease in investments                                       -                  -                    91            -
                                                          -------           -------              -------         -------
Free cash flow                                              $ 546             $ 626               $2,003         $1,428
                                                          =======           =======              =======         =======


Honeywell management uses the free cash flow metric as a measure of cash generated by business operations, net of the ongoing investment in property, plant and equipment, that can be used to invest in future growth through new business development or acquisitions, pay dividends, repurchase stock or repay debt obligations.

We define free cash flow as cash provided by operating activities adjusted for the Litton litigation settlement and net taxes paid on sales of businesses, less expenditures for property, plant and equipment (PP&E) net of proceeds from disposals of PP&E, plus or minus dispositions of, or investments in, available-for-sale investment securities.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 31, 2003               HONEYWELL INTERNATIONAL INC.


                                      By: /s/ Thomas F. Larkins
                                          ---------------------------------
                                          Thomas F. Larkins
                                          Vice President, Corporate Secretary
                                          and Deputy General Counsel